    As filed with the Securities and Exchange Commission on February 8, 2002
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                  VARIAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                             ----------------------

             Delaware                                    77-0501995
  (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                    Identification No.)

                                 3120 Hansen Way
                            Palo Alto, CA 94304-1030
                    (Address of Principal Executive Offices)
                             ----------------------
                                  Varian, Inc.
                               Omnibus Stock Plan
                            (Full Title of the Plan)
                             ----------------------
                                Arthur W. Homan
                  Vice President, General Counsel and Secretary
                                  Varian, Inc.
                                 3120 Hansen Way
                            Palo Alto, CA 94304-1030
                     (Name and Address of Agent For Service)

                                 (650) 213-8000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             Richard V. Smith, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                      San Francisco, California 94111-3143
                                 (415) 392-1122
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                   Amount               Proposed               Proposed            Amount of
                                                    To Be           Maximum Offering       Maximum Aggregate     Registration
 Title of Securities to be Registered            Registered        Price Per Share(1)      Offering Price(1)         Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, (2)
     par value $.01 per share ..........     1,000,000 shares          $33.22                $33,220,000.00          $3,057
====================================================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $33.22 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on February 6, 2002.

(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.


================================================================================

                                     PART I

Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this RegHistration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by Varian, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

         (a)      The Registrant's Annual Report on Form 10-K (File
                  No. 000-25393) for the fiscal year ended September 28, 2001.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (c) The description of the Registrant's common stock and preferred stock purchase rights contained in the registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A, including any subsequent amendments or reports filed for the purpose of updating that information.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Inapplicable.

Item 5.  Interests of Named Experts and Counsel

     Inapplicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws.

Item 7.  Exemption From Registration Claimed

     Inapplicable.

Item 8.  Exhibits

       Exhibit
       Number        Name
       -------       ----
          5.1         Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1         Powers of Attorney.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectusfiled with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 7th day of February, 2002.

                                VARIAN, INC.
                                (Registrant)


                                By:          /s/ Arthur W. Homan
                                   -------------------------------------------
                                   Arthur W. Homan
                                   Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                    Title                                Date
                 ---------                                    -----                                ----

                                                      Chairman of the Board                  February 7, 2002
     /s/ Allen J. Lauer                            and Chief Executive Officer
-----------------------------------
Allen J. Lauer


     /s/ G. Edward McClammy                              Vice President,                     February 7, 2002
-----------------------------------                  Chief Financial Officer
G. Edward McClammy                                        and Treasurer
                                                  (Principal Financial Officer)




     /s/ Franco N. Palomba                                  Controller                       February 7, 2002
-----------------------------------                (Principal Accounting Officer)
Franco N. Palomba



* Richard U. De Schutter                                     Director                        February 7, 2002



* John G. McDonald                                           Director                        February 7, 2002



* Wayne R. Moon                                              Director                        February 7, 2002



* Elizabeth E. Tallett                                       Director                        February 7, 2002


* By: /s/ Arthur W. Homan
     ------------------------------
      Arthur W. Homan
      Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit                                                                    Page
Number        Name                                                        Number
-------       ----                                                        ------

 5.1         Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1         Powers of Attorney.